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                                                                     EXHIBIT (j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus, and "Independent Registered Public Accounting Firm and Counsel" in the Statement of Additional Information, both included in Post-Effective Amendment Number 2 to the Registration Statement (Form N-1A, No. 333-72732) of the Legacy Funds Group and to the use of our report dated June 15, 2004, incorporated by reference therein.

                                                            /s/ERNST & YOUNG LLP

Columbus, Ohio
August 27, 2004